As filed with the Securities and Exchange Commission on December 14, 2004

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

SUPERCOM LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

SuperCom Ltd.
Millennium Bldg.
3 Tidhar St., P.O.B. 2094
Raanana 43665 Israel
(011) 9-7750800
(Address, Including Zip Code, of Principal Executive Offices)

SUPERCOM LTD. 2003 ISRAELI SHARE OPTION PLAN
SUPERCOM LTD. 1998 AMENDED AND RESTATED SHARE OPTION PLAN
(Full Titles of the Plans)

SuperCom, Inc.
245 5th Avenue, Suite 2103
New York, New York 10016
(212) 554-4002
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

With copies to:
Kenneth R. Koch, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
(212) 935-3000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares, par value NIS .01 per share	400,000 shares	(7)	$0.85	340,000	$40
Ordinary Shares, par value NIS .01 per share	1,000,000 shares	(2)	$2.50(3)	$2,500,000	$294
Ordinary Shares, par value NIS .01 per share	3,094,315 shares	(4)	$0.98(5)	$3,032,429	$357
Ordinary Shares, par value NIS .01 per share	643,595 shares	(6)	$0.65(5)	$415,835	$49

(1) Plus such indeterminate number of ordinary shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Represents the registration of 1,000,000 ordinary shares of SuperCom issuable upon exercise of options reserved for grant under the 2003 Israeli Share Option Plan (“2003 Share Option Plan”).

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the bid and ask prices of the ordinary shares of SuperCom as quoted on the Over-the-Counter Bulletin Board on December 10, 2004.

(4) Represents the registration of 3,094,315 ordinary shares of SuperCom issued or issuable upon exercise of options granted under the 2003 Share Option Plan with a weighted average exercise price per share of $0.98.

(5) Calculated based on the weighted average exercise price of the options pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(6) Represents the registration of 643,595 ordinary shares of SuperCom issued or issuable upon exercise of options granted under the 1998 Amended and Restated Share Option Plan (“1999 Share Option Plan”) with a weighted average exercise price per share of $0.65.

(7) Represents the registration of 400,000 ordinary shares of SuperCom issuable upon exercise of options to officers under the 2003 Share Option Plan with an exercise price per share of $ 0.85. The grant of such options is subject to the approval of SuperCom’s shareholders at a shareholders meeting as required under Israeli law.

EXPLANATORY NOTE
In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Ordinary Shares pursuant to the 1999 Share Option Plan and 2003 Share Option Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) Our Registration Statement on Form 20-F under the Exchange Act filed on July 29, 2004, as amended on September 2, 2004 and September 9, 2004.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 14, 2004.

(c) The description of the Ordinary Shares contained in the Registrant’s Registration Statement on Form 20-F filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other documents or reports filed by the Registant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, including all annual reports on Form 20-F and any Form 6-K which the Registrant files with the Commission wherein such Form 6-K is expressly incorporated by reference into this prospectus, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from the Registrant’s Registration Statement on Form F-1, No. 333-120159.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(4.1)	Memorandum of Association of Registrant (incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form 20-F filed with the Securities Exchange Commission on July 29, 2004)

(4.2)	Articles of Association of Registrant, as amended (English translation) (incorporated by reference to Exhibits 1.2 and 1.3 to the Registrant's Registration Statement on Form 20-F filed with the Securities Exchange Commission on July 29, 2004).

(4.3)	Form of Certificate representing Ordinary Shares (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form 20-F filed with the Securities Exchange Commission on July 29, 2004).

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(5)	Opinion of Yossi Avraham & Co. regarding the legality of the Ordinary Shares being registered.

(23.1)	Consent of Yossi Avraham & Co. (included in Exhibit 5).

(23.2)	Consent of Kost, Forer, Gabbay & Kasierer, a Member of Ernst & Young Global, independent public accountants.

(23.3)	Consent of BDO McCabe Lo & Company, independent public accountants.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99.1)	1999 Share Option Plan

(99.2)	2003 Share Option Plan.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raanana, Israel on December 13, 2004.

SUPERCOM LTD.

By /s/ Eli Rozen______ ________
Eli Rozen
Chairman

By /s/ Avi Schechter___________
Avi Schechter
President

Each person whose signature appears below constitutes and appoints Avi Schechter and Eyal Tuchman, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of SuperCom Ltd., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Avi Schechter Avi Schechter	Chief Executive Officer and President (principal executive officer)	December 13, 2004

/s/ Eyal Tuchman Eyal Tuchman	Vice President and Chief Financial Officer (principal financial and accounting officer)	December 13, 2004

/s/ Eli Rozen Eli Rozen	Chairman of the Board	December 13, 2004

/s/ Avi Landman Avi Landman	Director	December 13, 2004

/s/ Menachem Meron Menachem Meron	Director	December 13, 2004

/s/ Avi Elkind Avi Elkind	Director	December 13, 2004

/s/ Michal Brikman Michal Brikman	Director	December 13, 2004

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SUPERCOM LTD.

INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT
Exhibit
Number	Description

(5)	Opinion of Yossi Avraham & Co.

(23.1)	Consent of Yossi Avraham & Co. (included in Exhibit 5).

(23.2)	Consent of Kost, Forer, Gabbay & Kasierer, a Member of Ernst & Young Global, independent public accountants.

(23.3)	Consent of BDO McCabe Lo & Company, independent public accountants.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99.1)	1999 Share Option Plan

(99.2)	2003 Share Option Plan.

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